EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-72508, 333-95765, 333-37641, and 033-85766 of Micro Component Technology, Inc. (the Company) on Form S-8 and Registration Statement Nos. 333-104590 and 333-108072 on Form S-2 of our report dated February 6, 2004 (March 9, 2004 as to Note 12), which expresses an unqualified opinion appearing in this Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended December 31, 2003.

/s/ Virchow, Krause & Company, LLP.

Minneapolis, Minnesota
March 15, 2004